UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2007
ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-12799	03-0561397

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

328 West 77th Street, New York, New York	10024

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 877-1588
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c)

Item 8.01. Other Events
     On March 28, 2007, the initial public offering (“IPO”) of 6,000,000 units of Alpha Security Group Corporation (the “Company”) was consummated. On March 21, 2007, the Company completed a private placement of 3,200,000 warrants. The offering price of the units sold in the IPO was $10.00 per unit and the private placement warrants were sold at a price of $1.00 per warrant, generating aggregate gross proceeds of $63,200,000. Each unit issued in the IPO (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.50. The warrants included in the Units are exercisable on the later of the Company’s completion of a business combination or March 23, 2008 and will expire on March 23, 2011. Each warrant sold in the private placement is exercisable for one share of Common Stock and is identical to the warrants included in the Units sold in the IPO. Maxim Group LLC acted as lead underwriter for the IPO. Audited financial statements as of March 28, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description
99.1	Audited Financial Statements

99.2	Press release dated March 28, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA SECURITY GROUP CORPORATION

	By:	/s/ Steven M. Wasserman

Name: Steve M. Wasserman
Title: Chief Executive Officer and President

Date: April 3, 2007

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